                                                                      EXHIBIT 12

                         BALLY ENTERTAINMENT CORPORATION

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  (ALL DOLLAR AMOUNTS IN THOUSANDS) (UNAUDITED)

                                                   SIX MONTHS ENDED
                                                       JUNE 30,                         YEARS ENDED DECEMBER 31,
                                                  ------------------   -------------------------------------------------------
                                                    1996      1995       1995       1994       1993       1992         1991
                                                  --------   -------   --------   --------   --------   --------    ---------
Income (loss) from continuing operations before
  income taxes and minority interests .........   $ 48,740   $22,934   $ 56,897   $  6,078   $ 15,070   $ (7,270)   $ (50,917)

Add:

  Interest expense(1) .........................     66,872    64,606    132,361    130,834     92,876     93,795      117,156

  Amortization of capitalized interest ........        674       534      1,164        915        849        839          828

  Interest component of rent expense(2) .......      1,313       570      1,703      1,132        421        231        1,015
                                                  --------   -------   --------   --------   --------   --------    ---------
Earnings available for fixed charges ..........   $117,599   $88,644   $192,125   $138,959   $109,216   $ 87,595    $  68,082
                                                  ========   =======   ========   ========   ========   ========    =========

Fixed charges:

  Interest expense(1) .........................   $ 66,872   $64,606   $132,361   $130,834   $ 92,876   $ 93,795    $ 117,156

  Capitalized interest ........................        210     2,036      2,838      2,067        422         74          149

  Interest component of rent expense(2) .......      1,313       570      1,703      1,132        421        231        1,015
                                                  --------   -------   --------   --------   --------   --------    ---------
Total fixed charges ...........................   $ 68,395   $67,212   $136,902   $134,033   $ 93,719   $ 94,100    $ 118,320
                                                  ========   =======   ========   ========   ========   ========    =========

Ratio of earnings to fixed charges ............        1.7x      1.3x       1.4x       1.0x       1.2x        (3)          (3)

- ------------------
(1)  Includes amortization of debt issuance costs and discount.
(2)  Assumed interest component to be one-third of rent expense.
(3) Earnings were insufficient to cover fixed charges for the years ended December 31, 1992 and 1991 by $6,505 and $50,238, respectively.

                         BALLY ENTERTAINMENT CORPORATION

                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                  (ALL DOLLAR AMOUNTS IN THOUSANDS) (UNAUDITED)

                                                   Six months ended
                                                       June 30,                        Years ended December 31,
                                                  ------------------   -------------------------------------------------------
                                                    1996      1995       1995       1994       1993       1992         1991
                                                  --------   -------   --------   --------   --------   --------    ---------
Income (loss) from continuing operations before
  income taxes and minority interests .........   $ 48,740   $22,934   $ 56,897   $  6,078   $ 15,070   $ (7,270)   $ (50,917)

Add:

  Interest expense(1) .........................     66,872    64,606    132,361    130,834     92,876     93,795      117,156

  Amortization of capitalized interest ........        674       534      1,164        915        849        839          828

  Interest component of rent expense(2) .......      1,313       570      1,703      1,132        421        231        1,015

  Preferred stock dividends of consolidated
   subsidiaries ...............................        457       467        572
                                                  --------   -------   --------   --------   --------   --------    ---------
Earnings available for combined fixed charges
  and preferred stock dividends ...............   $118,056   $89,111   $192,697   $138,959   $109,216   $ 87,595    $  68,082
                                                  ========   =======   ========   ========   ========   ========    =========

Fixed charges and preferred stock dividends:

  Interest expense(1) .........................   $ 66,872   $64,606   $132,361   $130,834   $ 92,876   $ 93,795    $ 117,156

  Capitalized interest ........................        210     2,036      2,838      2,067        422         74          149

  Interest component of rent expense(2) .......      1,313       570      1,703      1,132        421        231        1,015

  Total preferred stock dividends(3) ..........     13,440     2,737      6,804      5,490      4,300      2,778        2,778
                                                  --------   -------   --------   --------   --------   --------    ---------
Combined fixed charges and
  preferred stock dividends ...................   $ 81,835   $69,949   $143,706   $139,523   $ 98,019   $ 96,878    $ 121,098
                                                  ========   =======   ========   ========   ========   ========    =========

Ratio of earnings to combined fixed charges and        1.4x      1.3x       1.3x       1.0x       1.1x        (4)          (4)
  preferred stock dividends

- ------------------
(1)  Includes amortization of debt issuance costs and discount.
(2)  Assumed interest component to be one-third of rent expense.
(3) Includes preferred stock dividends of Bally Entertainment Corporation and its consolidated subsidiaries.
(4) Earnings were insufficient to cover combined fixed charges and preferred stock dividends for the years ended December 31, 1992 and 1991 by $9,283 and $53,016, respectively.